EXHIBIT 16


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February 14, 2005


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549


Dear Sirs/Madams:

We have read Item 4 of CEL-SCI Corporation's Form 8-K dated February 14, 2005, and we agree with the statements made therein.


Yours truly,

Deloitte & Touche LLP